Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 18, 2013

NORTHEAST AUTOMOTIVE HOLDINGS, INC.

(Name of Registrant as specified in its charter)

Nevada	000-51997	65-0637308
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2174 HEWLETT AVENUE, SUITE 206

MERRICK, NY 11566

(516) 377-6311

 (Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes In Registrant's Certifying Accountant.

On October 18, 2013 Northeast Automotive Holdings, Inc. (the “Company”) engaged Friedman, LLP, as the Company’s independent registered public accounting firm to replace Malone Bailey (“Malone Bailey”) which was terminated on the same day. Malone Bailey became the Company’s independent registered public accounting firm on January 20, 2010 when Kempisty & Company Certified Public Accountants, P.C., the Company’s previous independent registered public accounting firm (“K&Co”), was combined with Malone Bailey.

During the period of Malone Bailey’s engagement, as the Company’s independent registered public accounting firm, from January 20, 2010 to October 18, 2013, neither the Company nor anyone on its behalf consulted Friedman, LLP with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Friedman, LLP regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement, as described in Item 304 of Regulation S-K (“Regulation S-K”) promulgated by the Securities and Exchange Commission (the “SEC”), or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

During the period of Malone Bailey’s engagement, there were no (i) disagreements between the Company and Malone Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Malone Bailey to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has furnished Malone Bailey with a copy of this report prior to filing with the SEC and requested that Malone Bailey furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this report insofar as they relate to Malone Bailey’s audit services and engagement as the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHEAST AUTOMOTIVE HOLDINGS, INC.

Dated: October 24, 2013	By	/s/ William Solko
William Solko
Chief Executive Officer